SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


             Date of Report (Date of earliest event reported):
                              AUGUST 31, 1995


                              TIME WARNER INC.
               (Exact name of registrant as specified in its
                       certificate of incorporation)

          DELAWARE                    1-8637              13-1388520
(State or other jurisdiction      (Commission          (I.R.S. Employer
     of incorporation)            File Number)        Identification No.)



                    75 ROCKEFELLER PLAZA, NEW YORK, NY 10019
             (Address of principal executive offices)  (zip code)


                                (212) 484-8000
              (Registrant's telephone number, including area code)


                                NOT APPLICABLE
         (Former name or former address, if changed since last report)

ITEMS 2 AND 5.

            On August 31, 1995, Time Warner Inc. ("Time Warner" or the "Company") announced that it had signed definitive agreements (the "Restructuring Agreements") with each of Itochu Corporation ("Itochu") and Toshiba Corporation ("Toshiba"), pursuant to which each of Itochu and Toshiba agreed to exchange, directly or indirectly, (i) its 5.61% pro rata priority capital and residual equity interests in Time Warner Entertainment Company, L.P. ("TWE"), (ii) its 6.25% residual equity interests in TW Service Holding I, L.P. and TW Service Holding II, L.P. (which own certain assets related to the TWE businesses) (the "Time Warner Service Partnerships"), and (iii) its option to increase its interest in TWE under certain circumstances, for preferred stock of the Company and cash. The Restructuring Agreements provide that, depending on which of two alternative transaction structures is elected (each of which has different tax consequences for the parties), each of Itochu and Toshiba would receive either (i) 7 million shares of a new series of voting convertible preferred stock of the Company ("Voting Preferred Stock") and $10 million in cash or (ii) 8 million shares of convertible preferred stock of the Company, consisting of 6.2 million shares of Voting Preferred Stock and 1.8 million shares of a new series of non-voting convertible preferred stock ("Non-Voting Preferred Stock" and together with the Voting Preferred Stock, the "Preferred Stock"). The transactions contemplated by the Restructuring Agreements are referred to herein as the "Itochu/Toshiba Transaction."

            On September 5, 1995, Itochu exchanged its TWE and related interests for 8 million shares of Preferred Stock pursuant to the applicable Restructuring Agreement. Toshiba has elected to exchange the stock of TAE Holding, Inc. (which owns its TWE and Time Warner Service Partnership interests) and its TWE option for 7 million shares of Voting Preferred Stock and $10 million in cash. The Toshiba transaction is expected to close shortly.

            After giving effect to both transactions, the Company will own, directly or indirectly, 74.49% of the pro rata priority capital and residual equity interests in TWE and certain priority capital interests of TWE. The Company will also own, directly or indirectly, 100% of the equity of the Time Warner Service Partnerships. U S WEST, Inc. indirectly owns the remaining 25.51% pro rata priority capital and residual equity interests in TWE.

ITEM 7.(a)  PRO FORMA FINANCIAL INFORMATION

            PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

      The following pro forma consolidated condensed balance sheet of Time Warner at June 30, 1995 gives effect to the KBLCOM Acquisition, the CVI Acquisition, the Unclustered Cable Disposition and the 1995 Debt Refinancings, as more fully described in Time Warner's Current Report on Form 8-K dated August 14, 1995, and the Itochu/Toshiba Transaction, as if such transactions occurred on such date. The following pro forma consolidated statements of operations of Time Warner for the six months ended June 30, 1995 and the year ended December 31, 1994 give effect to the Summit Acquisition, the KBLCOM Acquisition, the CVI Acquisition, the Asset Sale Transactions, the TWE-A/N Transaction and the 1995 Debt Refinancings, as more fully described in Time Warner's Current Report on Form 8-K dated August 14, 1995, and the Itochu/Toshiba Transaction, as if each applicable transaction had occurred at the beginning of such periods. The pro forma consolidated condensed financial statements should be read in conjunction with the historical financial statements of Time Warner and TWE, including the notes thereto, which are contained in the Time Warner Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and the Time Warner Annual Report on Form 10-K for the year ended December 31, 1994, as well as the historical financial statements and pro forma consolidated condensed financial statements included or incorporated by reference in Time Warner's Current Report on Form 8-K dated August 14, 1995. Capitalized terms are as defined and described in such financial statements, or elsewhere herein.

      The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or operating results that would have occurred if the transactions had been consummated as of the date indicated, nor are they necessarily indicative of future financial conditions or operating results.

      Pro forma adjustments for the Itochu/Toshiba Transaction reflect the exchange by each of Itochu and Toshiba of (1) its 5.61% pro rata priority capital and residual equity interests in TWE, (2) its 6.25% residual equity interests in the Time Warner Service Partnerships and (3) its option to increase its interests in TWE under certain circumstances, for an aggregate
13.2 million shares of Voting Preferred Stock, 1.8 million shares of Non-Voting Preferred Stock and $10 million in cash.

      The Voting Preferred Stock and Non-Voting Preferred Stock (i) have a liquidation value of $100 per share, (ii) are convertible, immediately with respect to the Voting Preferred Stock and after five years (or earlier under certain circumstances) with respect to the Non-Voting Preferred Stock, into an aggregate 31.2 million shares of common stock, par value $1.00 per share, of Time Warner (the "Common Stock") at a conversion price of $48 per share (based on their liquidation value) and (iii) entitle the holder thereof to receive, for a period of four years, an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which a share of Voting Preferred Stock or Non-Voting Preferred Stock may be converted. Time Warner has the right to exchange each of the Voting Preferred Stock and Non-Voting Preferred Stock for Common Stock at the stated conversion price after four years and five years, respectively, and is permitted to redeem each series, in whole or in part, for cash at the liquidation value plus accrued dividends, in each case after four years.

      To the extent that any of the Preferred Stock remains outstanding at the end of the period in which the minimum $3.75 per share dividend is to be paid, the holders thereafter will receive dividends equal to the dividend declared on shares of Common Stock multiplied by the number of shares into which their shares are convertible. Holders of the Voting Preferred Stock are entitled to vote with the Common Stock on all matters on which the Common Stock is entitled to vote, and each share of Voting Preferred Stock is entitled to two votes on any such matter. Time Warner has agreed, under certain circumstances, to register the Common Stock into which the shares of Preferred Stock may be converted or exchanged.

                              TIME WARNER INC.
               PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                JUNE 30, 1995
                            (millions, unaudited)

                                                                             Itochu/             Adjusted
                                                     Time Warner             Toshiba                Pro
                                                     Pro Forma(a)           Transaction(b)         Forma
                                                     ------------           --------------       ---------


ASSETS
Cash and equivalents                                   $   147              $    (10)           $   137
Other current assets                                     2,628                     -              2,628
                                                         -----                -------            ------
Total current assets                                     2,775                   (10)             2,765
Investments in and amounts due to and from               5,340                 1,596              6,936
   Entertainment Group
Other investments                                        2,441                     -              2,441
Property, plant and equipment                            1,479                     -              1,479
Goodwill                                                 6,326                     -              6,326
Cable television franchises                              4,270                     -              4,270
Other assets                                             1,684                     -              1,684
                                                       -------               -------            -------
Total assets                                           $24,315               $ 1,586            $25,901
                                                       =======               =======            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities                               $3,203               $     -            $ 3,203
Long-term debt                                          11,794                     -             11,794
Deferred income taxes                                    4,454                    86              4,540
Other long-term liabilities                              1,078                     -              1,078
Company obligated mandatorily redeemable                   374                     -                374
   preferred securities of subsidiary(1)
Shareholders' equity:
   Preferred stock                                          22                    15                 37
   Common stock                                            387                     -                387
   Paid-in capital                                       4,885                 1,485              6,370
   Unrealized gains on certain marketable
      securities                                           134                     -                134
   Accumulated deficit                                  (2,016)                    -             (2,016)
                                                        ------                 -----             ------
Total shareholders' equity                               3,412                 1,500              4,912
                                                        ------                 -----             ------
Total liabilities and shareholders' equity             $24,315              $  1,586            $25,901
                                                       =======              ========            =======

____________________




(1) The sole assets of the subsidiary that is the obligor on the preferred securities are $385 million principal amount of subordinated notes of Time Warner due December 23, 1997.

See accompanying notes.

                              TIME WARNER INC.
          PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                       SIX MONTHS ENDED JUNE 30, 1995
                            (millions, unaudited)


                                                                                    Itochu/             Adjusted
                                                        Time Warner                 Toshiba                Pro
                                                        Pro Forma(c)            Transaction(d)            Forma
                                                        ------------            --------------          --------
Revenues                                                $4,138                    $     -                $4,138
Cost of revenues*                                        2,433                          -                 2,433
Selling, general and administrative*                     1,387                          -                 1,387
                                                         -----                      ------                -----

Operating expenses                                       3,820                          -                 3,820
                                                         -----                      ------                -----

Business segment operating income                          318                          -                   318
Equity in pretax income of Entertainment
   Group                                                   130                          -                   130
Interest and other, net                                   (459)                        (23)                (482)
Corporate expenses                                         (39)                          -                  (39)
                                                         -----                      -------                ----

Loss before income taxes                                   (50)                        (23)                 (73)
Income tax (provision) benefit                             (63)                          9                  (54)
                                                         -----                      --------               ----

Net loss                                                  (113)                        (14)                (127)
Preferred dividend requirements                            (45)                        (28)                 (73)
                                                         -----                      --------               ----
Net loss applicable to common shares                     $(158)                     $  (42)               $(200)
                                                         =====                      ========              =====
Net loss per common share                                ($.41)                     $ (.11)              $ (.52)
                                                         =====                      ========             ======
Average common shares                                    385.0                            -               385.0
                                                         =====                      ========             ======
______________
* Includes depreciation and amortization expense of:      $465                      $     -              $  465
                                                          ====                         ====              ======

See accompanying notes.


                  TIME WARNER INC.
    PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF
                     OPERATIONS
            YEAR ENDED DECEMBER 31, 1994
                (millions, unaudited)

                                                                                                                    Adjusted
                                                                 Time Warner               Itochu/                     Pro
                                                                 Pro Forma(c)       Toshiba Transaction(d)            Forma
                                                                 ------------       ----------------------           -------
Revenues                                                             $8,217                   $    -                 $8,217
Cost of revenues*                                                     4,979                        -                  4,979
Selling, general and administrative*                                  2,590                        -                  2,590
                                                                      -----                      ----                 -----

Operating expenses                                                    7,569                        -                  7,569
                                                                      -----                      ----                 -----

Business segment operating income                                       648                        -                    648
Equity in pretax income of Entertainment Group                          208                        -                    208
Interest and other, net                                               (902)                       (47)                 (949)
Corporate expenses                                                     (76)                        -                    (76)
                                                                      -----                      -----                 ----
Loss before income taxes                                              (122)                       (47)                 (169)
Income tax (provision) benefit                                        (123)                        18                  (105)
                                                                      -----                      -----                 ----
Net loss                                                              (245)                       (29)                 (274)
Preferred dividend requirements                                        (90)                       (56)                 (146)
                                                                    -------                  ---------               ------
Net loss applicable to common shares                                $ (335)                  $    (85)               $ (420)
                                                                    =======                  =========               ======
Net loss per common share                                           $ (.87)                  $   (.22)               $(1.09)
                                                                    =======                  =========               ======
Average common shares                                                384.0                         -                  384.0
                                                                    =======                  =========               ======
_______________
*  Includes depreciation and amortization expense of:                $  916                        -                 $  916
                                                                    =======                  =========               ======

See accompanying notes.

                              TIME WARNER INC.
          NOTES TO THE TIME WARNER PRO FORMA CONSOLIDATED CONDENSED
                            FINANCIAL STATEMENTS

(a)Reflects Time Warner's pro forma consolidated condensed balance sheet at June 30, 1995 as previously reported in Time Warner's Current Report on Form 8-K dated
   August 14, 1995, which gives effect to the KBLCOM
   Acquisition, the CVI Acquisition, the Unclustered Cable
   Disposition and the 1995 Debt Refinancings, as if such transactions occurred on such date.

(b)Pro forma adjustments to record the Itochu/Toshiba
   Transaction reflect (1) a $1.5 billion increase in shareholders' equity due to the issuance of an aggregate 13.2 million shares of Voting Preferred Stock and 1.8 million shares of Non-Voting Preferred Stock,
   (2) the payment of $10 million in cash, (3) a $1.51 billion increase in Time Warner's investment in and amounts due to and from the Entertainment Group and (4) an $86 million increase in deferred income tax liabilities and Time Warner's investment in and amounts due to and from the Entertainment Group relating to book-tax basis differences as a result of the transaction.

(c)Reflects Time Warner's pro forma consolidated condensed statements of operations for the six months ended June
   30, 1995 and the year ended December 31, 1994 as previously reported in Time Warner's Current Report on Form 8-K dated August 14, 1995, which give effect to the Summit Acquisition, the KBLCOM Acquisition, the CVI
   Acquisition, the Asset Sale Transactions, the TWE-A/N
   Transaction and the 1995 Debt Refinancings, as if each applicable transaction had occurred at the beginning of such periods.

(d)Pro forma adjustments to record the Itochu/Toshiba
   Transaction for the six months ended June 30, 1995 and the year ended December 31, 1994 reflect (1) an increase of $23 million and $47 million, respectively, in interest and other, net, consisting of, (i) an increase of $15 million and $30 million, respectively, with respect to the amortization of the $596 million aggregate excess cost to acquire the minority interests in TWE held by Itochu and Toshiba, which will be amortized on a straight-line basis over a twenty-year period and (ii) an increase of $8 million and $17 million, respectively, with respect to the elimination of historical amortization related to Time Warner's excess interest in the net assets of TWE over the net book value of its investment in TWE, which resulted from the initial investments in TWE by Itochu and Toshiba, (2) a decrease of $9 million and $18 million, respectively, in income tax expense as a result of income tax benefits provided at a 41% tax rate and (3) an increase of $28 million and $56 million, respectively, in preferred dividend requirements of the Preferred Stock to be issued in the Itochu/Toshiba Transaction.

   (b)     EXHIBITS

           2(a)        Restructuring Agreement, dated as
                       of August 31, 1995, among Time
                       Warner Inc., Itochu Corporation and
                       Itochu Entertainment Inc.

           2(b)        Restructuring Agreement, dated as
                       of August 31, 1995, between Time
                       Warner Inc. and Toshiba Corporation
                       (including Form of Registration
                       Rights Agreement, between Time
                       Warner Inc. and Toshiba
                       Corporation).

           4(a)        Certificate of Designations for
                       Series G Convertible Preferred
                       Stock of Time Warner Inc.

           4(b)        Certificate of Designations for
                       Series H Convertible Preferred
                       Stock of Time Warner Inc.

           10(a)       Registration Rights Agreement,
                       dated as of September 5, 1995,
                       among Time Warner Inc., Itochu
                       Corporation and Itochu
                       Entertainment Inc.

           99(a)       Press Release, dated August 31,
                       1995.

                                 SIGNATURES

           Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 19, 1995.


                             TIME WARNER INC.


                             By: /s/ Peter R. Haje
                                 ------------------------
                                 Name:  Peter R. Haje
                                 Title:   Executive Vice President

                                EXHIBIT INDEX



                       Pursuant to Item 601 of Regulation S-K





EXHIBIT NO.          DESCRIPTION OF EXHIBIT                       SEQUENTIALLY
                                                                  NUMBERED

  2(a)        Restructuring Agreement, dated as of August 31,
              1995, among Time Warner Inc., Itochu Corporation and Itochu Entertainment Inc.

  2(b)        Restructuring Agreement, dated as of August 31,
              1995, between Time Warner Inc. and Toshiba
              Corporation (including Form of Registration Rights
              Agreement, between Time Warner Inc. and Toshiba
              Corporation).

  4(a)        Certificate of Designations for Series G
              Convertible Preferred Stock of Time Warner Inc.

  4(b)        Certificate of Designations for Series H
              Convertible Preferred Stock of Time Warner Inc.

 10(a)        Registration Rights Agreement, dated as of
              September 5, 1995, among Time Warner Inc., Itochu
              Corporation and Itochu Entertainment Inc.

 99(a)        Press Release, dated August 31, 1995.